Exhibit 10.5

                               Employment Contract

Company:  Harbin Pacific Dragon Liquid Fertilizer Co., Ltd.
Legal representative:  Chang Yu

Employee:  Chang Yu
Identity card No. 230102550401107

In accordance with the Company Law, Sino-foreign Equity Joint Venture Law, Contract Law of the People's Republic of China, the Articles of Association of Company and other relevant provisions, the Company and the Employee entered into the following agreement with respect to the employment of the Employee as management officer.

Article 1. Company agrees to hire Employee to be its general manager and Employee accepts such appointment. Employee undertakes to abide by the obligations required of management by laws, regulations and the Articles of Association of the Company.

Article 2. The Employee undertakes that Articles 57 and 58 of the Company Law do not apply to him.

Article 3. The Company authorizes the Employee to:

     a)   carry out the resolutions of the board of directors of the Company;

     b)   organize the daily operation and management of the Company; and

     c) other duties and responsibilities in accordance with the Articles of Association of the Company or granted by the board of directors.

Article 4. The Company shall be obligated to:

     a) Abide by the Company Law, the Sino-foreign Joint Venture Law, the Articles of Association of the Company and other management rules and policies;

     b)   Diligently perform duties and responsibilities;

     c) Safeguard the interests of the Company and not benefit from abusing his powers;

     d) Not accept bribes or embezzle or obtain other illegal income by abusing power;

     e) Not conduct similar business as that of the Company for himself or for other people or engage in other activities to the damage the Company; and

     f)   Maintain confidentiality.

Article 5. The term of the Employee's employment is three years, renewable after expiration subject to the agreement between the Company and the Employee.

Article 6. Company shall pay annual salary to management. The basis and calculation method of the annual salary shall depend upon evaluation of performance each year. However, Company guarantees that the Employee's annual salary is no less than.

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Article 7. If Employee violates any obligations of this Agreement, Company shall be entitled to terminate this Agreement. If the Employee causes damages to the Company, he shall compensate the Company for such damages.

Article 8. The Parties may enter into a supplementary agreement to provide for any matters not provided herein.

Article 9. This Agreement shall consist of two duplicates. The Company and the Employee each keeps one copy.

Article 10. This Agreement shall become effective as of the date of execution.


Company:                                            Employee:

Representative: /s/                                 Chang Yu: /s/

Date: January 6, 2005.












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